EXHIBIT 10.7

NUI Corporation

___________________________________

Second Amendment

Dated as of April 1, 2003

to

Note Purchase Agreement

Dated as of August 20, 2001

___________________________________

Re: $5,000,000 6.60% Senior Notes, Series A,
due August 20, 2006

$15,000,000 6.884% Senior Notes, Series B,
due August 20, 2008

$7,000,000 6.884% Senior Notes, Series C,
due August 20, 2011

and

$33,000,000 7.29% Senior Notes, Series D,
due August 20, 2011

Second Amendment to Note Purchase Agreement

This Second Amendment dated as of April 1, 2003 (the or this "Second Amendment") to the Note Purchase Agreement dated as of August 20, 2001 is among the undersigned, NUI Corporation, a New Jersey corporation (the "Company"), and each of the institutions which is a signatory to this Second Amendment (collectively, the Noteholders").

Recitals:

            A.     The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of August 20, 2001 (the "Original Note Agreement") and the First Amendment and Waiver dated as of February 20, 2003 (the "First Amendment"; the Original Note Agreement as amended by the First Amendment is hereinafter referred to as the "Note Agreement").  The Company has heretofore issued (i) $5,000,000 aggregate principal amount of its 6.60% Senior Notes, Series A, due August 20, 2006 (the "Series A Notes"), (ii) $15,000,000 aggregate principal amount of its 6.884% Senior Notes, Series B, due August 20, 2008 (the "Series B Notes"), (iii) $7,000,000 aggregate principal amount of its 6.884% Senior Notes, Series C, due August 20, 2011 (the "Series C Notes")and(iv) $33,000,000aggregate principal amount of its 7.29% Senior Notes, Series D, due August 20, 2011 (the "Series D Notes", the Series A Notes, Series B Notes, Series C Notes and Series D Notes are hereinafter collectively referred to as the "Notes").

            B.     The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

            C.     Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

            D.     All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.        Amendments.

          Section 1.1.     Amendment to Section 9.9.  Section 9.9 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

        "Section 9.9.     Subsidiary Guarantors.  Subject to Section  9.10 hereof, the Company will cause each Subsidiary (whether existing or newly acquired) that delivers a Guaranty, or otherwise becomes obligated in any manner (including, without limitation, as a co‑obligor with the Company) (each, a "Bank Guaranty"), to any Bank Lender with respect to any Indebtedness of the Company outstanding under the Company Credit Agreement (or under any modification, amendment, renewal or replacement thereof) (each such Subsidiary, a "Subsidiary Guarantor") to concurrently enter into a guaranty agreement, in form and substance satisfactory to the Required Holders (each, a "Subsidiary Note Guaranty"), pursuant to which such Subsidiary Guarantor shall guarantee the prompt payment when due (whether at maturity, by acceleration or otherwise) of the principal of all of the Notes and of the interest and the Make-Whole Amount, if any, thereon and the full and prompt performance and compliance by the Company with each of its other obligations under the Note Agreement and the Notes, and, concurrently therewith, (except in the case that such Subsidiary Guarantor is co‑obligor with the Company under the Company Credit Agreement (or under any modification, amendment, renewal or replacement thereof)) the Company shall cause the Bank Lenders to enter into an intercreditor agreement with the holders of the Notes in form and substance reasonably satisfactory to the Bank Lenders and the Required Holders (the "Section 9.9 Intercreditor Agreement") with respect to the obligations of such Subsidiary Guarantor to the Bank Lenders and the holders of the Notes providing for, inter alia, the pro rata sharing of any proceeds received by the Bank Lenders or the holders of the Notes under any Bank Guaranty or Subsidiary Note Guaranty.  Within three Business Days after entering into the Subsidiary Note Guaranty and any Section 9.9 Intercreditor Agreement, the Company shall deliver to each of the holders of the Notes the following items:

              (a)      an executed counterpart of such Subsidiary Note Guaranty;

              (b)      an executed counterpart of any Section 9.9 Intercreditor Agreement;

              (c)      a certificate signed by the President, a Vice President or another authorized officer of such Subsidiary Guarantor making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary Guarantor and the Subsidiary Note Guaranty, as applicable;

              (d)      such documents and evidence with respect to such Subsidiary Guarantor as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary Guarantor and the authorization of the transactions contemplated by the Subsidiary Note Guaranty; and

              (e)      an opinion of internal legal counsel to the Company to the effect that the Subsidiary Note Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 1.2.     Amendment to Section 10.6.  Section 10.6 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

      "Section 10.6.     Guaranties.  The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty, except (a) Guaranties by the Company which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement, (b) Guaranties existing on March 31, 2003 by NUI Capital Corp. of obligations of NUI Energy Brokers under gas purchase and energy‑related contracts, which obligations do not exceed $20,000,000 in the aggregate, and (c) any Bank Guaranties."

          Section 1.3.     Amendment to Definition of "Guaranty".  The definition of "Guaranty" in Schedule B of the Note Agreement is hereby amended by adding the following sentence at the end of such definition:

For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be in an amount equal to the outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any divided shall be deemed to be in an amount equal to the aggregate amount of such obligation or liability outstanding or dividend declared.

          Section 1.4.     Amendment to Definitions.  The following defined terms as set forth in Schedule B to the Note Agreement is hereby amended and restated in its entirety to read as follows:

"Intercreditor Agreement" means (a) any Section 9.9 Intercreditor Agreement, and (b) any other intercreditor agreement with the holders of the Notes in form and substance reasonably satisfactory to the Required Holders with respect to any Indebtedness of a Subsidiary Guarantor to the Bank Lenders and the holders of the Notes providing for, inter alia, the pro rata sharing of any proceeds received by the Bank Lenders and the holders of the Notes from such Subsidiary Guarantor with respect to such Indebtedness.

"Priority Indebtedness" means the sum of (a) all Indebtedness of the Company secured by Liens, plus (b) all Indebtedness of Restricted Subsidiaries (except (i) any Indebtedness held by the Company or any other Restricted Subsidiary, (ii) at any time on or before May 31, 2003, Guaranties existing on March 31, 2003 of NUI Capital Corp. of obligations of NUI Energy Brokers under gas purchase and energy‑related contracts, which obligations do not exceed $20,000,000 in the aggregate, and (iii) any Indebtedness of any Restricted Subsidiary to the Bank Lenders to the extent that (1) such Restricted Subsidiary has guaranteed the Notes pursuant to a valid and enforceable Subsidiary Note Guaranty in accordance with the terms and conditions of Section 9.9 hereof and (2) such Bank Lenders and the holders of the Notes have entered into a valid and enforceable Intercreditor Agreement with respect to such Indebtedness of such Restricted Subsidiary to such Bank Lenders and such holders).

          Section 1.5.     Additional Definitions.  The following shall be added as new definitions in alphabetical order to Schedule B to the Note Agreement:

"Bank Lenders" means the holders of any Indebtedness outstanding under the Company Credit Agreement, and any modification, amendment, renewal or replacement thereof (including any such modification, amendment, renewal or replacement that results in any increase in the Indebtedness permitted thereunder).

"Section 9.9 Intercreditor Agreement" is defined in Section 9.9.

Section 2.        Representations and Warranties of the Company.

To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:

              (a)      this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

              (b)      the Note Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

              (c)      the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its Certificate of Incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Company Credit Agreement and each of the NUI Utilities Credit Agreements, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2(c);

              (d)      as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

              (e)      all the representations and warranties contained in Section 5 of the Note Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

Section 3.        Conditions to Effectiveness of This Second Amendment.

            This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

              (a)      executed counterparts of this Second Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal amount of the Notes, shall have been delivered to the Noteholders;

              (b)      the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;

              (c)      the Company shall have paid all reasonable costs and expenses incurred by the Noteholders in connection with the consummation of the transactions contemplated by this Second Amendment, including, without limitation, the reasonable fees and expenses of Chapman and Cutler, special counsel to the Noteholders, which are reflected in statements of such counsel rendered on or prior to the effective date of this Second Amendment;

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

Section 4.        Miscellaneous.

          Section 4.1.     Construction.  This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

          Section 4.2.     Notices.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

          Section 4.3.     Captions.  The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          Section 4.4.     Governing Law.  This Second Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          Section 4.5.     Counterparts.  The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

In Witness Whereof, the Company and the Noteholders have caused this Second Amendment to be executed, all as of the day and the year first above-written.

NUI Corporation

By:/s/ A. MARK ABRAMOVIC
Sr. Vice President, Chief Operating &
      Chief Financial Officer

Accepted and Agreed to:

AIG Life Insurance Company

SunAmerica Life Insurance Company

By:  AIG Global Investment Corp., investment advisor

By:  /s/ VICTORIA Y. CHIN
            Vice President

United of Omaha Life Insurance Company

By:   /S/ EDWIN H. GARRISON, JR.
               First Vice President

Pacific Life and Annuity Company

By:  /s/ Elaine M. Havens
           Vice President

By:  /s/ Cathy L. Schwartz
            Vice President

Pacific Life Insurance company

By:  /s/ Elaine M. Havens
           Vice President

By:  /s/ Cathy L. Schwartz
            Vice President

Nationwide Life Insurance Company of America (formerly Provident Mutual Life Insurance Company)

By: /s/ JOSEPH P. YOUNG
             Credit Officer